EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the Common Stock, $0.01 par value , of Parlux Fragrances, Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 22nd day of June, 2010.

JM-CO CAPITAL FUND, LLC	CAROLINA MARIE GARCIA 2006 FAMILY TRUST

By: /S/ JACQUELINE MARIE GARCIA	By: /S/ CAROLINA MARIE GARCIA
Jacqueline Marie Garcia, Manager	Carolina Marie Garcia, Co-Trustee

IRREVOCABLE TRUST FOR VICTOR GARCIA	JACQUELINE MARIE GARCIA 2006 FAMILY TRUST

By: /S/ CAROLINA MARIE GARCIA	By: /S/ CAROLINA MARIE GARCIA
Carolina Marie Garcia, Co-Trustee	Carolina Marie Garcia, Co-Trustee

/S/ JACQUELINE MARIE GARCIA	/S/ CAROLINA MARIE GARCIA
Jacqueline Marie Garcia	Carolina Marie Garcia

JACAVI INVESTMENTS, LLC	AQUA CAPITAL FUND, LLC
By: Jacavi Investments, LLC, Manager

By: /S/ JACQUELINE MARIE GARCIA	By: /S/ JACQUELINE MARIE GARCIA
Jacqueline Marie Garcia, Manager	Jacqueline Marie Garcia, Manager